EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-51162 of Computer Task Group, Incorporated on Form S-8 of our report dated June 19, 2006 in this Annual Report on Form 11-K of Computer Task Group, Incorporated 401(k) Retirement Plan for the year ended December 31, 2005.

Freed Maxick & Battaglia, CPAs, PC

Buffalo, New York

June 27, 2006